UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

As filed with the Securities and Exchange Commission on October 21 2011.	Registration No. 333-173569

Technologies Scan Corp.
(Exact name of registrant as specified in its charter)

Nevada	5734	99-0363559
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	14517 Joseph-Marc-Vermette, Mirabel, Quebec, Canada, J7J 1X2 (450) 971-5419

(Address, including zip code, and
telephone number, including area code, of
registrant's principal executive offices)

American Corporate Enterprises, Inc.
123 West Nye Lane, Suite 129
Carson City, NV 89706
Tel: (775) 884-9380
(Name, address, including zip code, and telephone, including area code, of agent for service)

Copies to:
Michael J. Muellerleile, Esq.
M2 Law Professional Corporation
500 Newport Center Drive, Suite 800
Newport Beach, CA 92660
Tel:  (949) 706-1470/Fax: (949) 706-1475

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of  “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer   ☐                                                                                          Accelerated filer                 ☐
Non-accelerated filer     ☐   (Do not check if a smaller reporting company)            Small reporting company     ☒

Calculation of Registration Fee
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	39,150,000 (2)	$0.05	$1,957,500	$227.27
(1)In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.  Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.
(2)Represents shares offered by selling shareholders.
(3) The offering price of $0.05 per share for the selling shareholder was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, October 21, 2011

Technologies Scan Corp.

39,150,000 Shares of Common Stock

This prospectus relates to 39,150,000 shares of our issued and outstanding common stock being offered by certain existing, unaffiliated shareholders. The selling shareholders may sell 39,150,000 shares of our common stock at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board and OTCQB, and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These dispositions may be at prevailing market prices at the time of sale, or at privately negotiated prices. The selling security holders may sell their shares of common stock in the manner set forth above and as described in “Plan of Distribution.”  We will not receive any of the proceeds from the sale of shares by the selling shareholders.

Investing in the offered securities involves substantial risks.  You should carefully consider the Risk Factors beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________.

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

Our Business:

We were incorporated as Pharmascan Corp. in the State of Nevada on March 31, 2009. On September 21, 2010, we filed a Certificate of Amendment to our Articles of Incorporation and changed our name to Technologies Scan Corp.  Our principal business address is 14517 Joseph-Marc-Vermette, Mirabel, Quebec, Canada, J7J 1X2.  Our telephone number is (450) 971-5419.

We are a development stage company whose plan of operation is selling touch screen computer products to pharmacies.  We have developed full software and databases for pharmacy products by gathering relevant information from the pharmacy industry and preparing the information for programming by our software consultants.  We intend to use this expertise to develop customized software and database programs for specific retail pharmacies.  We believe the Infoscan, one of our programs, provides pharmacy product information in a unique way, through a touch screen and barcode reader.  The Infoscan can be tailored to any pharmacy’s product offerings.  The Infoscan guides customers in purchasing over the counter natural products and private label products in what we believe is an efficient manner that would allow pharmacy employees to perform other tasks.

Our Infoscan products will be used at pharmacies to assist customers with their purchases.  In addition to selling Infoscan products, we intend to provide services such as location and installation advice, personalized programming onto the Infoscan, and employee training to use the product.  Our Infoscan products include a database for products, barcode reader and equipment including computer screens, optic readers, master cards, hard discs and adapted support.

Development of the Infoscan device is complete and the product is ready to be sold to potential clients.  No further research and development costs will be required for production.  However, the costs associated with maintaining and updating the software and database are approximately $80,000.  We face uncertainty as to whether we will succeed in our efforts because our success depends on our ability to acquire new clients.  We will develop custom products only for clients that enter into a joint development agreement, which we believe is typical in the pharmacy industry, in which the client agrees to pay for development costs.

Summary Financial Information:

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus. We have prepared our financial statements contained in this prospectus in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this prospectus.

Income Statement	For the three months ended June 30, 2011	For the year ended March 31, 2011	For the year ended March 31, 2010
	$	$	$
Revenue	-	-	-
Total Operating Expenses	20,898	262,781	-
Net Income (Loss)	(20,847)	(263,440)	-
Net Income (Loss) Per Share	(0.00)	(0.00)	(0.00)

Balance Sheet	June 30, 2011	March 31, 2011	March 31, 2010
	$	$	$
Total Assets	1,717	3,739	-
Total Liabilities	97,554	78,729	-
Stockholders' Deficit	(95,837)	(74,990)	-

The Offering:

Common stock offered by selling stockholders	39,150,000 outstanding shares of common stock.
Number of shares of common stock outstanding	114,150,000 shares of our common stock are currently issued and outstanding.
Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his or her investment.

Risks related to our business:

We have a limited operating history upon which an evaluation of our prospects can be made.

We were incorporated in March 2009. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

Because we are a development stage company, we have limited revenues to sustain our operations.

We are a development stage company that is currently developing our business. To date, we have not generated revenues. The success of our business operations will depend upon our ability to obtain customers and provide quality products to those customers. We are not able to predict whether we will be able to develop our business and generate revenues.  If we are not able to complete the successful development of our business plan, generate revenues and attain sustainable operations, then our business will fail.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.

As of June 30, 2011 , our net loss since inception was $284,287 . We expect to incur operating and capital expenditures for the next year and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to develop our business and expand our operations. We may not be able to generate sufficient revenues to achieve profitable operations.

We will need to raise additional capital to market our products and expand our operations. Our failure to raise additional capital will significantly affect our ability to fund our proposed activities.

We are currently not engaged in any sophisticated marketing program to market our products because we lack capital and revenues to justify the expenditure. In addition, our available funds will not fund our activities for the next twelve months. If we fail to raise additional funds, investors may lose their entire cash investment.

We have limited marketing and sales capabilities.

Our future success depends, to a great extent, on our ability to successfully market our products. We currently have limited sales and marketing capabilities. Consequently, we will need to identify and successfully target particular market segments in which we believe we will have the most success. These efforts will require a substantial, but unknown, amount of effort and resources. We cannot assure you that any marketing and sales efforts undertaken by us will be successful or will result in any significant sales.

We may face substantial competition from more established software companies and similar products.

If any competitors who are in the computer software and programming industry develop a similar product, we will be in direct competition with them.  Since many of these computer software and programming companies have substantially greater financial, technical, managerial, marketing and other resources than we do, they may develop a similar competing product that could threaten us as they may compete more effectively than we can and they could also have better access to marketing their products to our potential clients. In addition, mobile applications may serve as a competitor to our products as end user’s may prefer to use their own mobile device as opposed to our Infoscan product.

Our ability to raise additional capital through the sale of our stock may be harmed by competing resales of our common stock by the selling shareholders.

The price of our common stock could fall if the selling shareholders sell substantial amounts of our common stock.  These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate, because the selling shareholders may offer to sell their shares of common stock to potential investors for less than we do.  Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling shareholders are selling their shares of common stock.

Our officers are engaged in other activities that could conflict with our interests. Therefore, our two officers may not devote sufficient time to our affairs, which may affect our ability to conduct marketing activities and generate revenues.

Ghislaine St-Hilaire devotes approximately 50% of her time to the company.  Gilbert Pomerleau devotes approximately 25% of his time to the company.  In addition, Ghislaine St-Hilaire and Gilbert Pomerleau have existing responsibilities and have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our two officers shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs. In the event that a specific conflict arises between our management and their other business, our management intends to use their business judgment to allocate time appropriately.

We depend on the efforts and abilities of our officers.

We currently have only two officers, Ghislaine St-Hilaire and Gilbert Pomerleau, who are also our only employees.  Outside demands on our officers’ time may prevent each of them from devoting sufficient time to our operations. In addition, the demands on each of these individuals’ time will increase because of our status as a public company.  Ms. St-Hilaire and Mr. Pomerleau both have limited experience in managing a public company, which may impact our ability to meet our financial and business objectives as potential investors may not want to invest in a company whose management has limited public company experience. The interruption of the services of our management could significantly hinder our operations, profits and future development, if suitable replacements are not promptly obtained.  We do not currently have any executive compensation agreements. We cannot guaranty that our management will remain with us.

Our management ranks are thin, and losing or failing to add key personnel could affect our ability to successfully grow our business.

Our future performance depends substantially on the continued service of our management. In particular, our success depends upon the continued efforts of our management personnel, including our President, Ghislaine St-Hilaire and our Vice President and Chief Financial Officer, Gilbert Pomerleau. We cannot guarantee that either Ms. St-Hilaire or Mr. Pomerleau will remain with us.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Canada based upon U.S. laws, including the federal securities laws or other foreign laws, against us or our management.

Most of our current operations are conducted in Canada. Moreover, all of our directors and officers are nationals and residents of Canada. All or substantially all of the assets of these persons are located outside the United States. As a result, it may not be possible to effect service of process within the United States or elsewhere outside Canada upon these persons. In addition, uncertainty exists as to whether the courts of Canada would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada against us or such persons predicated upon the securities laws of the United States or any state thereof.

The costs to meet our reporting requirements as a public company subject to the Securities Exchange Act of 1934 will be substantial and may result in us having insufficient funds to operate our business.

We will incur ongoing expenses associated with professional fees for accounting and legal expenses associated with being a public company. We estimate that these costs will range up to $50,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations.

Our auditors have questioned our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues.

We hope to obtain significant revenues from future product sales.  In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs, principally through the additional sales of our securities.  However, we cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, substantial doubt exists about our ability to continue as a going concern.

We will be subject to the Section 15(d) reporting requirements under the Securities Exchange Act of 1934 which does not require a company to file all the same reports and information as a fully reporting company pursuant to Section 12.

We will be subject to the Section 15(d) reporting requirements according to the Securities Exchange Act of 1934, or Exchange Act. As a filer subject to Section 15(d) of the Exchange Act:

•	we are not required to prepare proxy or information statements;
•	we will be subject to only limited portions of the tender offer rules;
•	our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company;
•	our officers, directors, and more than ten (10%) percent shareholders are not subject to the short-swing profit recovery provisions of the Exchange Act; and
•	more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

If we have less than 300 holders of record at our next fiscal year end and at the conclusion of the offering, our reporting obligations under Section 15(d) of the Exchange Act will be suspended.

We are required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided we have less than 300 holders of record, our filing obligation under Section 15(d) will be suspended.  Specifically, if our Section 15(d) filing obligation is suspended, we will not be required to file annual reports on Form 10-K for the fiscal years subsequent to suspension, quarterly reports on Form 10-Q, and current reports on Form 8-K. If those reports are not filed by us, the investors will have reduced visibility as to the company and our financial condition, which may negatively impact our shareholders’ ability to evaluate our prospects.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

Companies that file reports with the SEC, including us, are subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management to establish and maintain a system of internal control over financial reporting and annual reports on Form 10-K filed under the Exchange Act to contain a report from management assessing the effectiveness of a company's internal control over financial reporting. As of the date of this prospectus, we have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting.

Separately, under Section 404, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, public companies that are large accelerated or accelerated filers must include in their annual reports on Form 10-K an attestation report of their regular auditors attesting to and reporting on management's assessment of internal control over financial reporting. Non-accelerated filers and smaller reporting companies are not required to include an attestation report of their auditors in annual reports. We are a smaller reporting company for purposes of our annual report for fiscal year 2011, and, consequently, will not be required to include an attestation report of our auditor in such annual report. Therefore, investors in this offering may not rely on our auditors’ attesting to and reporting on our management's assessment of internal control over financial reporting, which may impact investors’ reliance on the information disclosed in our reports.

Management lacks any formal training or experience in consumer electronics, computers, and pharmacy products.

Our management lacks any experience in researching and developing technology.  Our management has no direct training or experience in these areas and, as a result, may not be fully aware of all of the specific requirements related to working within this industry.   In addition, our management lacks formal training or experience in the pharmacy industry.  Our management’s decisions and choices may not take into account standard managerial approaches technology and pharmacy companies commonly use.  Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in these industries.

Risks related to owning our common stock:

Our officers and directors own approximately 65.7% of our outstanding shares of common stock, allowing these shareholders to control matters requiring approval of our shareholders.

Our officers and directors beneficially own, in the aggregate, approximately 65.7% of our outstanding shares of common stock.  Such concentrated control of the company may negatively affect the price of our common stock.  In addition, our officers and directors can control matters requiring approval by our security holders, including the election of directors.

The offering price of the shares of common stock was arbitrarily determined. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by the selling shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future.  Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

Because we may be subject to the “penny stock” rules, the level of trading activity in our stock may be reduced - which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services.  Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

FORWARD LOOKING STATEMENTS

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes,” “estimates,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Among the key factors that have a direct bearing on our results of operations are the costs and effectiveness of our operating strategy.  Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling shareholders.  Rather, the selling shareholders will receive those proceeds directly.

DETERMINATION OF OFFERING PRICE

Factors Used to Determine Share Price.  In determining the offering price of the shares being offered by the selling shareholders, we considered several factors including the following:

•	our limited operating history;
•	our future prospects; and
•	our capital structure.

Therefore, the offering price of the 39,150,000 shares of common stock being offered by the selling shareholders has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated limited revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

DILUTION

The shares offered for sale by the selling shareholders are already outstanding and, therefore, do not contribute to dilution.

SELLING SECURITY HOLDERS

This prospectus covers the offer and sale by the selling shareholders of up to an aggregate of 39,150,000 shares of common stock.  The following table sets forth, to our knowledge, certain information about the selling shareholders as of  October 20, 2011 , the date of the table, based on information furnished to us by the selling shareholders.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling shareholder. Each of the selling shareholders is not a broker-dealer or an affiliate of a broker-dealer to our knowledge. Except as indicated in the footnotes or description of the private placement transactions following the table, each selling security holder has indicated to us that it is acting individually, not as a member of a group, and none of the selling security holders or their affiliates has held any position or office or had any other material relationship with us in the past three years.

Name of Selling Shareholder	Amount of Shares of Common Stock Owned by Selling Shareholder Before the Offering	Amount of Shares of Common Stock to be Offered by the Selling Shareholder	Amount of Shares of Common Stock Owned by Selling Shareholder After the Offering	Percentage of Common Stock Owned if all of the Offered Shares Are Sold(1)
Simon Pomerleau	6,000,000	6,000,000	0	0%
Serge Bolduc	3,000,000	3,000,000	0	0%
Cécile Fortier-Tracy	400,000	400,000	0	0%
Yvon Tracy	400,000	400,000	0	0%
Marilou Martin	400,000	400,000	0	0%
Mario Fortin	400,000	400,000	0	0%
Jacqueline Trachy	400,000	400,000	0	0%
Michael Fillion	400,000	400,000	0	0%
Larry Boutin	400,000	400,000	0	0%
Guy Rhéaume	400,000	400,000	0	0%
Martial Faucher	400,000	400,000	0	0%
Normand Rochefort	400,000	400,000	0	0%
Michel St-Hilaire	400,000	400,000	0	0%
Stéphane Boissonneaul	2,000,000	2,000,000	0	0%
Steve Houley	400,000	400,000	0	0%
Isabelle Giroux	400,000	400,000	0	0%
Daniel Boissonneault	400,000	400,000	0	0%
Réjean Fecteau	2,000,000	2,000,000	0	0%
Normand Jacques	400,000	400,000	0	0%
Marco Deblois	400,000	400,000	0	0%
Yvon Dumont	400,000	400,000	0	0%
Gaétan Turmel	400,000	400,000	0	0%
Christian Fontaine	2,000,000	2,000,000	0	0%
Hélène Morin	400,000	400,000	0	0%
Jean-Pierre Buyle	450,000	450,000	0	0%
Elden Brochu	1,500,000	1,500,000	0	0%
Gina Drouin	1,900,000	1,900,000	0	0%
Norman Tremblay	700,000	700,000	0	0%
Maxime Harvey	700,000	700,000	0	0%
Brigitte Paquette	400,000	400,000	0	0%
Mélanie Martin	400,000	400,000	0	0%
Josianne Pomerleau	6,000,000	6,000,000	0	0%
Alain Houle	2,000,000	2,000,000	0	0%
M2 Law Professional Corporation(2)	2,500,000	2,500,000	0	0%

(1)
We do not know when or in what amounts the selling security holders may offer shares for sale. The stockholders may not sell any or all of the shares offered by this prospectus. Because the stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the stockholders.

(2)	M2 Law Professional Corporation serves as our legal counsel. Michael Muellerleile has voting and dispositive power over the shares held by M2 Law Professional Corporation.

Private Placements

On April 1, 2010, we issued 77,000,000 shares of common stock to our two founders and a consultant at a value of $77,000, or $0.001 per share, for services rendered. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act.

During the period ended December 31, 2010, we sold 34,650,000 shares of common stock in exchange for $103,950, or $0.003 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act.

On December 12, 2010, we issued 2,500,000 shares of common stock in exchange for services to be provided at a value of $7,500 or $0.003 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act.

PLAN OF DISTRIBUTION

We are registering 39,150,000 outstanding shares of common stock to permit the resale of such shares of common stock by the selling shareholders, from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of such shares of our common stock.  We will bear all fees and expenses incident to our obligation to register these shares of common stock.

The selling shareholders, or their pledgees, donees, transferees or other successors-in-interest, will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board and OTCQB and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares of our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares of our common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

If the selling shareholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors. Our directors and principal executive officers are as specified on the following table:

Name	Age	Position
Ghislaine St-Hilaire	61	President and a Director
Gilbert Pomerleau	45	Secretary, Treasurer, Chief Financial Officer and a Director

Ghislaine St-Hilaire. Ms. St-Hilaire has been our President and a director since April 2010, and devotes approximately 50% of her time to our business.  Since 2007, Ms. St-Hilaire has also been a vice president, secretary and a director for Bio-Solutions Corp, a reporting company, which is currently eligible for the Over the Counter Bulletin Board and OTCQB under the symbol BISU. She is responsible for the daily management of our operations. Ms. St-Hilaire has been working in business management for the past thirty years, with small and medium size businesses, supporting them with her expertise in accounting. She has worked in international business with the Canadian International Development Agency.  Ms. St-Hilaire’s long term of service in business management and her management skills exhibited, and experience obtained, were material considerations that led the Board of Directors to conclude that Ms. St-Hilaire should serve as a director of the Registrant.

Gilbert Pomerleau. Mr. Pomerleau has been our Secretary, Treasurer, Chief Financial Officer and a director since April 2010, and devotes approximately 25% of his time to our business. Since 2007, Mr. Pomerleau has also been vice president, chief financial officer and a director for Bio-Solutions Corp. a reporting company, which is currently eligible for the Over the Counter Bulletin Board and OTCQB under the symbol BISU. In 1980, Mr. Pomerleau started his career in his family business of breeding poultry, pigs and cows. During this time, Mr. Pomerleau developed an interest for new and innovative breeding techniques. The family owned farm produces more than 165,000 chickens per year. Mr. Pomerleau initiated the use of the marine based natural supplements in the daily diet of 30,000 chickens.  In November 2009, Mr. Pomerleau retired from the family farm.  Mr. Pomerleau’s experience in management and prior service as a director were the material considerations that led the Board of Directors of the Registrant to conclude that Mr. Pomerleau should serve as director of the Registrant.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.   All officers are appointed annually by the board of directors and, subject to employment agreements (which do not currently exist), serve at the discretion of the board. Currently, our directors receive no compensation.

There is no family relationship between any of our officers or directors. For the past ten years, there have been no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of  October 20, 2011, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Gilbert Pomerleau 14517 Joseph-Marc-Vermette, Mirabel, Quebec, Canada, J7J 1X2	18,000,000 shares, Vice President, CFO, Secretary, Treasurer, Director	15.77%
Common Stock	Ghislaine St-Hilaire 14517 Joseph-Marc-Vermette, Mirabel, Quebec, Canada, J7J 1X2	57,000,000 shares, President, Director	49.93%
Common Stock	Simon Pomerleau 130, Route 216, Frampton, Québec, Canada, G0R 1M0	6,000,000 shares, Beneficial Owner	5.26%
Common Stock	Josianne Pomerleau 130, Route 216, Frampton, Québec, Canada, G0R 1M0	6,000,000 shares, Beneficial Owner	5.26%
Common Stock	All directors and named executive officers as a group	75,000,000 shares	65.7%

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control.   Our management is not aware of any arrangements which may result in a change in control.

Committees. Our Board of Directors does not currently have a compensation committee or nominating and corporate governance committee because, due to the Board of Director’s composition and our relatively limited operations, the Board of Directors believes it is able to effectively manage the issues normally considered by such committees.

Audit Committee and Financial Expert. Presently, the Board of Directors acts as the audit committee. The Board of Directors does not have an audit committee financial expert. The Board of Directors has not yet recruited an audit committee financial expert to join the board of directors because we do not have the financial ability to retain such an expert.

Code of Ethics. We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

DESCRIPTION OF SECURITIES

We are authorized to issue 200,000,000 shares of $0.001 par value common stock.  As of  October 20, 2011 , there were 114,150,000 shares of our common stock that were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors.

Our Articles of Incorporation and our Bylaws do not contain any other provisions which were included to delay, defer, discourage or prevent a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL

No “expert” or our “counsel” was hired on a contingent basis, except as specified below, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement. M2 Law Professional Corporation was issued 2,500,000 shares of our common stock for services rendered in connection with the preparation of this registration statement. Those 2,500,000 shares are being offered in this offering.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article Twelve of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article V of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada Revised Statutes, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

Transactions with Promoters. On April 1, 2010, we issued 77,000,000 shares of common stock to our two founders and a consultant at a value of $77,000, or $0.001 per share for services rendered by our Company’s founders, Ghislaine St-Hilaire and Gilbert Pomerleau, and our Company’s consultant, Alain Houle.  Those shares were issued in exchange for services valued at $77,000 or $0.001 per share.

DESCRIPTION OF BUSINESS

Our Background. We were incorporated as Pharmascan Corp. in the State of Nevada on March 31, 2009. On September 21, 2010, we filed a Certificate of Amendment to our Articles of Incorporation and changed our name to Technologies Scan Corp.

Our Business. We are a development stage company whose plan of operation is selling touch screen computer products to pharmacies.  We have developed full software and databases for pharmacy products by gathering relevant information from the pharmacy industry and preparing the information for programming by our software consultants.  We intend to use this expertise to develop customized software and database programs for specific retail pharmacies.  We believe the Infoscan, one of our programs, provides pharmacy product information in a unique and innovative way, through a touch screen and barcode reader.  The Infoscan can be tailored to any pharmacy’s product offerings.  The Infoscan guides customers in purchasing over the counter natural products and private label products in what we believe is an efficient manner that would allow pharmacy employees to perform other tasks.

Our Infoscan products will be used at pharmacies to assist customers with their purchases.  In addition to selling Infoscan products, we intend to provide services such as location and installation advice, personalized programming onto the Infoscan, and employee training to use the product.  Our Infoscan products include a database for products, barcodes reader and equipment including computer screens, optic readers, master cards, hard discs and adapted support.

We hope to generate product revenues predominantly from sales of our Infoscan programs to potential clients in the retail pharmacy industry.

Our Products.

Infoscan.  We believe the Infoscan is a unique provider of information on natural products through a touch screen and barcode reader, which has been tailored to products offered in any pharmacy.  The touch screen includes a bar code reader for items offered at a business, such as a pharmacy, and informs clients about their purchases.  We believe the Infoscan program provides the following benefits:

•	guides pharmacy customers with their purchases by providing information on the items that they scan into the Infoscan;
•	promotes the sale of the pharmacy’s products,
•	prompts pharmacy customers to buy new products, and
•	continually updates itself with information about the pharmacy products from the internet.

The Infoscan contains two programs, the Versican program and the Infotouch program.

Veriscan Program.  The Veriscan Program is a computerized database for the products that our potential clients customers sell.  The Veriscan Program contains information on approximately 15,000 over the counter products.  The program also has data to inform the potential customer on various types of illnesses and health conditions.  This program also includes an optic barcode reader.

Infotouch Program.   The Infotouch Program provides information and videos and provides internet access for continuous updates.  The Infotouch Program also divides a potential customer’s products by section and contains a products catalog on the products that the client carries.

Equipment. We will sell equipment products that are related to the Infoscan and are manufactured by third party manufacturers.  Products that we will sell include the following: LCD tactile screen, omnidirectional optic reader, integrated master card reader, hard disc, and adapted support.

Product-Related Services.   As a complement to our product sales, we will offer our potential client services including technical support and maintenance services.

Development of the Infoscan device, along with its two programs, is complete.  Upon entering into joint development agreements with potential clients, we plan to develop customized devices.  The timeline for completion of these customized devices will depend on client demand and is thus uncertain.  Although the costs for creating customized devices are uncertain, these costs will not be paid by us because we plan to enter in joint development agreements, in which the client will pay for any development costs.

Sales and Marketing. We primarily will sell our products through our officers.  Our marketing initiatives will include:

•	utilizing our management’s contacts with pharmacies and distributors;
•	establish relationships with pharmacy professionals who can refer clients to us;
•	attend industry tradeshows; and
•	initiate direct contact with potential clients.

To date, we had informal discussions and negotiations with potential clients for the sale of our products and services. Our management has held meetings with potential clients including pharmacies such as Familiprix, Proxim and Uniprix and distributors such as Neptune Biotech.   However, as of the date of this prospectus, we have not entered into any formal agreement, arrangement or understanding with any of those potential clients for the purchase and sale of our products or services.

Growth Strategy. We plan to grow our operations by utilizing any revenues that we generate to expand our operations. We will seek to increase our sales efforts by increasing the number of events we attend, seeking referrals through our clients, developing business leads provided by our officers, and expanding the capability of our website by registering it with selected search engines to ensure our site comes up in search results in user searches for related products. Our strategy is also to provide client service and high-quality merchandise, which we believe will achieve a high level of client satisfaction and contribute to the development of our brand image and goodwill.

Suppliers. We have developed ongoing supply relationship with BlueStar Canada, a touch screen device distributor. As of date of this prospectus, we do not have any formal agreements with BlueStar Canada or any other suppliers. However, we have an open account with BlueStar Canada for supplying touch screens, which will allow us to order products from them on a purchase order basis as needed.     Our suppliers are not required to supply us with any minimum quantities and we cannot guaranty that our suppliers will supply the quantities of products we may need to meet our potential customers’ orders in a timely manner.

We anticipate that we will be able to develop relationships with additional suppliers so that we will have alternative suppliers in the event that our current suppliers do not desire or are unable to supply a sufficient amount of products to meet our potential clients’ requirements. The inability to fill client orders could cause delays, client cancellations, disruptions or reductions in product shipments which could damage relationships with current or prospective clients and increase costs or prices. A disruption in or termination of our supply relationship with any of our significant suppliers or our inability to develop relationships with new suppliers, if required, would cause delays, disruptions or reductions in product sales, which could damage relationships with our clients or increase our costs or the prices of our products.

Our Website. We own the web domain www.info-scan.ca. However, we do not currently have a website for our company. We hope to develop a website, which will provide a description of our business together with our contact information including our address, telephone number and e-mail address. We also believe that we can use our website to facilitate sales of our products.

Our Competition. Although there is substantial competition for the computer screens and the computer products that supplement the Infoscan product, we do not believe that we currently face significant competition for the computer program that we sell. However, many of our competitors who are in the computer software and programming industry could likely develop a similar product, which would place us in substantial competition with them.  Since many of these computer software and programming companies have substantially greater financial, technical, managerial, marketing and other resources than we do, they may develop a similar competing product that could threaten us and they may compete more effectively than we can and they could also have better access to marketing their products to our potential clients.

Government Regulation. We are also subject to Canadian, U.S. federal laws and state laws and regulations generally applied to businesses. We believe that we are in conformity with all applicable laws in the State of Nevada, Canada and the United States.

Our Research and Development. In the year ended March 31, 2011, we researched and developed our product database, barcode reader, and equipment at a total cost of $157,300.  Currently, we are not conducting any research or development activities and we do not anticipate conducting any additional research or development activities in the near future.  We anticipate the costs for updating and maintaining our database and website to be approximately $80,000.

Intellectual Property. We do not presently own any copyrights, patents, trademarks, licenses, concessions or royalties, and we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable.

We also currently own the web domain www.info-scan.ca. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org,” or with a country designation.  The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Insurance. We currently do not maintain any insurance.

Employees. As of October 20, 2011 , we have no employees other than our two officers, Gilbert Pomerleau and Ghislaine St-Hilaire.  We do not currently have formal employment agreements with our officers.  We anticipate that we will retain independent contractors as consultants to support our expansion and business development. We are not a party to any employment agreements.

Facilities. Our executive, administrative and operating offices are located at 14517 Joseph-Marc-Vermette, Mirabel, Quebec, Canada J7J 1X2.  On July 5, 2010, we entered into a lease agreement that expires on October 31, 2013, for office space in Mirabel, Quebec.  The lease calls for monthly payments of approximately $1,887 USD.  We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

Legal Proceedings. There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this prospectus.

The following discussion of our financial condition and results of operations should be read in conjunction with our  unaudited interim financial statements for the three months ended June 30, 2011 and 2010, together with notes thereto and our audited financial statements for the  years ended March 31, 2011 and 2010, together with notes thereto, which are included in this prospectus.

For the three months ended June 30, 2011, as compared to the three months ended June 30, 2010.

Results of Operations.

Revenues. We had no revenues for the three months ended June 30, 2011, as compared to no revenues generated during the three months ended June 30, 2010.

Operating Expenses.  Our operating expenses decreased by $147,064 from $167,962 for the three months ended June 30, 2010 to $20,898 for the three months ended June 30, 2011.  The overall decrease between the comparable periods is primarily due to a decrease in research and development expenses, which decreased from $155,000 for the three months ended June 30, 2010 to $0 for the three months ended June 30, 2011.  Research and development decreased as the Company performed a majority of its research and development expenses in the prior period.  This decrease was slightly offset by an increase in our general and administrative expenses from $962 for the three months ended June 30, 2010, to $7,263 for the three months ended June 30, 2011 and an increase in professional fees from $12,000 for the three months ended June 30, 2010 to $13,635 for the three months ended June 30, 2011.

Other Expense.  The Company had a foreign exchange loss of $7 for the three months ended June 30, 2010 compared to a gain of $51 for the three months ended June 30, 2011.  This increase is a result of the Company paying vendors in Canadian dollars.

Net loss.  Our net loss decreased $147,122 from a net loss of $167,969 for the three months ended June 30, 2010 to a net loss of $20,847 for the three months ended June 30, 2011.  Our net loss decreased due to a decrease in research and development expenses, which decreased from $155,000 for the three months ended June 30, 2010 to $0 for the three months ended June 30, 2011.

For the year ended March 31, 2011, as compared to the year ended March 31, 2010.

Results of Operations.

Revenues. We had no revenues for the year ended March 31, 2011, as compared to no revenues generated during the year ended March 31, 2010.

Operating Expenses.  The Company did not incur any expenses until April of 2010.   For the year ended March 31, 2011, our total operating expenses were $262,781.  These expenses were attributable to general and administrative expenses of $29,165, professional fees of $74,516, and research and development expenses of $157,300.  The Company’s general and administrative expenses were primarily attributable to payments for office expenses and rent.  The Company’s professional fees primarily consisted of legal and accounting fees associated with the regulatory compliance of being a public company.

Other Expense.  The Company had a foreign exchange loss of $659 for the year ended March 31, 2011.  This loss is a result of the Company paying vendors in Canadian dollars.

Net Loss.  For the year ended March 31, 2011, our net loss was $263,440. We expect to continue to incur net losses for the foreseeable future related to the maintenance of our product until we generate significant revenue from sales.

Liquidity and Capital Resources. On April 1, 2010, we issued 77,000,000 shares of common stock to our two founders and a consultant in exchange for services valued at $77,000, or $0.001 per share.  During the period April 1, 2010 through June 30, 2011 , we sold 34,650,000 shares of common stock in exchange for $103,950, or $0.003 per share. These proceeds are being used to pay for the development of our products, overhead expenses and working capital. In addition, we were advanced $63,000 from a director of the Company; the advance is non-interest bearing and payable on demand.

As of June 30, 2011 , we had liabilities of $97,554 , of which $28,405 were represented by accounts payable and accrued expenses, $21,000 of advances payable and $48,149 of related party advances.

During 2011, we expect to incur significant costs associated with updating and maintaining our database and website.  We expect that the costs of updating and maintaining our database and website will be approximately $80,000 and will continue to impact our liquidity.  We will need to obtain funds to pay those expenses.

During 2011, we expect to incur significant accounting costs associated with the audit of our financial statements and the costs of becoming a public company. We expect that the legal and accounting costs of becoming a public company will be approximately $50,000 per year and will continue to impact our liquidity. We will need to obtain funds to pay those expenses.

Other than expenses for updating and maintaining our database and website and the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

As of  June 30, 2011 , we had a cash balance of $423.   We have no currently planned material commitments for capital expenditures; however, we will need operating capital to continue our current business plans, although presently have no alternative source of capital.  Although we are considering various debt or equity financings, there can be no assurance that any financing will be available to us on terms acceptable to us or at the time that we would require such financing, or at all.  Failure to obtain any such financing will result in our inability to effectuate our business plan.  The notes to our financial statements at June 30, 2011 disclose uncertainty as to our ability to continue as a going concern.

In the opinion of management, available funds will not satisfy our working capital requirements for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors.  We intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officers and directors. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, we hope that our officers and directors will contribute funds to pay for our expenses to achieve our objectives over the next twelve months, although we cannot guarantee they will do so.

We do not anticipate that we will purchase or sell any significant equipment. In the event that we generate significant revenues and expand our operations, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

DESCRIPTION OF PROPERTY

Property held by us. As of  October 20, 2011 , we do not own any interests in real estate.

Our Facilities. Our executive, administrative and operating offices are located at 14517 Joseph-Marc-Vermette, Mirabel, Quebec, Canada J7J 1X2.  On July 5, 2010, we entered into a lease agreement that expires on October 31, 2013, for office space in Mirabel, Quebec.  The lease calls for monthly payments of approximately $1,887 USD.  We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions.

On April 1, 2010, we issued 75,000,000 shares of common stock to our founders at a value of $75,000, or $0.001 per share, for services rendered by our two founders.

We have received advances from two related parties: $6,538 from Ghlislaine St-Hilaire, one of our directors, $42,000 from Simon Pomerleau, one of our shareholders. As of June 30, 2011 and March 31, 2011, we had $48,149 and $48,538, respectively, due to these parties. These advances are non-interest bearing, unsecured and payable on demand.

There have been no other related party transactions or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;
•	disclose in any and all filings with the Securities and Exchange Commission, where required;
•	obtain disinterested directors’ consent; and
•	obtain shareholder consent where required.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of October 20, 2011 , there were 38 record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock.  Dividends are declared at the sole discretion of our Board of Directors.

Recent Sales of Unregistered Securities. There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On April 1, 2010, we issued 77,000,000 shares of common stock to our two founders and a consultant at a value of $77,000, or $0.001 per share, for services rendered. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act.

During the nine month period ended December 31, 2010, we sold 34,650,000 shares of common stock in exchange for $103,950, or $0.003 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act.

On December 20, 2010, we issued 2,500,000 shares of common stock in exchange for services to be provided at a value of $7,500 or $0.003 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act.

Purchases of Equity Securities. None.

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan.  We also do not have an equity compensation plan and do not plan to implement such a plan.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”.  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

EXECUTIVE COMPENSATION

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table.   The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers for the years ended March 31, 2011 and 2010.  Our board of directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gilbert Pomerleau, CFO, Treasurer, Secretary and Director	2011	0	0	0	0	0	0	0	0
	2010	0	0	$18,000(1)	0	0	0	0	$18,000(1)
Ghislaine St-Hilaire, President and Director	2011	0	0	0	0	0	0	0	0
	2010	0	0	$57,000(2)	0	0	0	0	$57,000(2)

(1)
On April 1, 2010, we issued 18,000,000 shares of common stock to Gilbert Pomerleau at a value of $18,000, or $0.001 per share for services rendered as one of our founders. The amount of stock compensation awarded to Mr. Pomerleau was based on the determination of our board of directors as to the value of the services provided by Mr. Pomerleau.

(2)
On April 1, 2010, we issued 57,000,000 shares of common stock to Ghislaine St-Hilaire at a value of $57,000, or $0.001 per share for services rendered as one of our founders. The amount of stock compensation awarded to Ms. St-Hilaire was based on the determination of our board of directors as to the value of the services provided by Ms. St-Hilaire.

Employment Contracts and Termination of Employment. We do not anticipate that we will enter into any employment contracts with any of our employees. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation or retirement).

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights were made since our date of incorporation on March 31, 2009.

Outstanding Equity Awards at Fiscal Year-end. As of the year ended March 31, 2011, the following named executive officer had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Nested	Value of Unearned Shares, Units or Other Rights Not Vested
Gilbert Pomerleau, CFO, Treasurer, Secretary and Director	0	0	0	0	0	0	0	0	0
Ghislaine St-Hilaire, President and Director	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers. We have no group life , health, hospitalization, or medical reimbursement or relocation plans in effect.

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our board of directors.

Financial Statements

TECHNOLOGIES SCAN CORP
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
JUNE 30, 2011 AND MARCH 31, 2011
(Unaudited)

	June 30,	March 31,
	2011	2011

ASSETS

CURRENT ASSETS
Cash	$423	$1,064
Other receivable	721	1,233
Other current asset	573	1,442
Total current assets	1,717	3,739

TOTAL ASSETS	$1,717	$3,739

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$28,405	$9,191
Advances payable - shareholders	69,149	69,538
Total current liabilities	97,554	78,729

TOTAL LIABILITIES	97,554	78,729

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par value, 200,000,000 shares authorized,
114,150,000 shares issued and outstanding as of June 30, 2011
and March 31, 2011.	114,150	114,150
Additional paid in capital	74,300	74,300
Deficit accumulated during the development stage	(284,287)	(263,440)
Total stockholders' equity (deficit)	(95,837)	(74,990)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,717	$3,739

The accompanying notes are an integral part of these financial statements.

TECHNOLOGIES SCAN CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2011 AND 2010
FOR THE CUMULATIVE PERIOD MARCH 31, 2009 (INCEPTION) THROUGH JUNE 30, 2011
(Unaudited)

	FOR THE THREE MONTHS ENDED JUNE 30, 2011	FOR THE THREE MONTHS ENDED JUNE 30, 2010	MARCH 31, 2009 (INCEPTION) THROUGH JUNE 30, 2011

REVENUE	$-	$-	$-

COST OF REVENUES	-	-	-

GROSS PROFIT	-	-	-

OPERATING EXPENSES
Professional fees	13,635	12,000	88,151
General and administrative	7,263	962	36,428
Advertising expense	-	-	1,800
Research and development	-	155,000	157,300
Total operating expenses	20,898	167,962	283,679

LOSS FROM OPERATIONS	(20,898)	(167,962)	(283,679)

OTHER INCOME (EXPENSE)
Foreign currency exchange gain (loss)	51	(7)	(608)
Total other expense	51	(7)	(608)

NET LOSS	$(20,847)	$(167,969)	$(284,287)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	114,150,000	77,472,527

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

TECHNOLOGIES SCAN CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED JUNE 30, 2011 AND 2010
FOR THE CUMULATIVE PERIOD MARCH 31, 2009 (INCEPTION) THROUGH JUNE 30, 2011
(Unaudited)

	FOR THE THREE MONTHS ENDED JUNE 30, 2011	FOR THE THREE MONTHS ENDED JUNE 30, 2010	MARCH 31, 2009 (INCEPTION) THROUGH JUNE 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,847)	$(167,969)	$(284,287)

Adjustments to reconcile net loss
to net cash used in operating activities:
Common stock issued for services	-	77,000	84,500

Change in assets and liabilities
Decrease in other current asset	869	-	(573)
(Increase) Decrease in other receivables	512	-	(722)
Increase in accounts payable and accrued expenses	19,214	90,940	28,406
Net cash used in operating activities	(252)	(29)	(172,676)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from advances payable - shareholders	(389)	42,000	69,149
Proceeds from the issuance of common stock	-	18,000	103,950
Net cash provided by (used in) financing activities	(389)	60,000	173,099

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(641)	59,971	423

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	1,064	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$423	$59,971	$423

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

TECHNOLOGIES SCAN CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2011
(Unaudited)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

On March 31, 2009, Technologies Scan Corp (a corporation in the development stage) (the “Company”) was incorporated in the State of Nevada as “Pharmascan Corp.” On September 21, 2010, the Company filed a Certificate of Amendment to its Articles of Incorporation and changed its name to Technologies Scan Corp.

The Company was formed to sell their touch screen product called the Infoscan to pharmacies.  The Infoscan is a source of professional knowledge for natural products on a user friendly touch screen including a barcode reader tailored to products offered in a pharmacy.  The Infoscan guides customers in purchasing over the counter natural products and private label products.

Basis of Presentation

These condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) Form 10-Q and Article 8 of SEC Regulation S-X. The principles for interim financial information do not require the inclusion of all the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements in Form S-1filed with the SEC for the year ended March 31, 2011 and 2010 and the period from March 31, 2009 (inception) to March 31, 2011. The condensed financial statements included herein are unaudited; however, in the opinion of management, they contain all normal recurring adjustments necessary for a fair statement of the condensed results for the interim periods. Operating results for the three month periods ended June 30, 2011 and 2010 are not necessarily indicative of the results that may be expected for the year ending March 31, 2012.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined by ASC 915.  The Company has devoted substantially all of its efforts to the corporate formation, the raising of capital and attempting to generate customers for the sale of the Company’s products.

Going Concern

The accompanying financial statements as of June 30, 2011 have been prepared assuming the Company will continue as a going concern. The Company has experienced recurring losses and negative cash flows from operations, has no revenue and has an accumulated deficit of $284,287 at June 30, 2011.  These factors raise substantial doubt about the Company's ability to continue as a going concern. Management intends to raise additional debt and/or equity financing to fund future operations.  There is no assurance that its plan can be implemented; or that the results will be of a sufficient level necessary to meet the Company’s ongoing cash needs.  No assurances can be given that the Company can obtain sufficient working capital through borrowings or that the continued implementation of its business plan will generate sufficient revenues in the future to sustain ongoing operations.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

TECHNOLOGIES SCAN CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2011
(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

Research and Development

The Company accounts for research and development costs in accordance with Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred.  Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred $0  of research and development costs associated with its informatic concept and prototype for the three months ended June 30, 2011 and $157,300 for the cumulative period March 31, 2009 (Inception) through June 30, 2011.

Foreign Currency Transactions

Transactions denominated in currencies other than the functional currency of the legal entity are re-measured to the functional currency of the legal entity at the period-end exchange rates.  Any associated transactional currency re-measurement gains and losses are recognized in current operations. The reporting functional currency of the Company was U.S. dollars.

Income Taxes

Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statement or tax returns.  Deferred tax liabilities and assets are determined based on the difference between the financial statements and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Revenue Recognition

The criteria for revenue recognition are as follows:

1)	Persuasive evidence of an arrangement exists;
2)	Delivery has occurred or services have been rendered;
3)	The seller’s price to the buyer is fixed or determinable, and
4)	Collectability is reasonably assured.

TECHNOLOGIES SCAN CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2011
(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Determination of criteria (3) and (4) will be based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments will be provided for in the same period the related sales are recorded.

Basic and Diluted Loss Per Common Share

Basic net loss per common share is computed using the weighted average number of common shares outstanding.  Diluted loss per share reflects the potential dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.  There were no dilutive potential common shares as of June 30, 2011 and 2010. Because the Company has incurred net losses and there are no potential dilutive shares, basic and diluted loss per common share are the same.

Subsequent Events

The Company has evaluated all transactions from June 30, 2011 through the financial statement issuance date for subsequent event disclosure consideration.

Recently Issued Accounting Standards

There were various updates recently issued, and are not expected to a have a material impact on the Company's consolidated financial position, results of operations or cash flows.

NOTE 3 - STOCKHOLDERS' EQUITY (DEFICIT)

The Company was established with one class of stock, common stock – 200,000,000 shares authorized at a par value of $0.001.

On April 1, 2010 the Company issued 77,000,000 shares of common stock to the Company’s founders at a value of $77,000 ($0.001 per share) for services rendered by the Company’s two founders and a consultant, which included the following:  preparing the articles of incorporation, database and software development, and identifying strategic business partners.

In December 2010, M2 Law Professional Corporation was issued 2,500,000 shares of the Company's common stock for services rendered in connection with the preparation of this registration statement during 2011.  Those 2,500,000 shares were valued at $0.003 per share based on the latest sale of shares to unrelated third parties.  No quoted market price was available to value the shares on the date they were granted.

From inception to June 30, 2011, the Company raised $103,950 through the sale of 34,650,000 shares of common stock ($0.003 per share).

The Company has not issued any options or warrants to date.

TECHNOLOGIES SCAN CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2011
(Unaudited)

NOTE 4 – ADVANCES PAYABLE – SHAREHOLDERS

As of June 30, 2011 and March 31, 2011, the Company had advances payable of $21,000 due to two shareholders of the Company.  These advances are non-interest bearing, unsecured and are payable on demand.

As of June 30, 2011 and March 31, 2011, the Company had related party advances payable of $48,149 and $48,538, respectively, due to a director and  related party shareholder of the Company.   The director of the Company was owed $6,149 and $6,538 as of June 30, 2011 and March 31, 2011, respectively.  The related party shareholder owns over 5% of the issued and outstanding shares of the Company and was owed $42,000 as of June 30, 2011 and March 31, 2011.  These related party advances are non-interest bearing, unsecured and are payable on demand.

NOTE 5 - INCOME TAXES

As of June 30, 2011, the Company had no significant current or deferred taxes.

The net deferred tax asset consists of the following at June 30, 2011 and March 31, 2011:

	JUNE 30, 2011	MARCH 31, 2011
Net taxable losses	$67,925	$60,579
Deferred income tax liabilities	-	-
Subtotal	67,925	60,579
Valuation allowance	(67,925)	(60,579)
Net	$-	$-

Based upon the net operating losses incurred since inception, management has determined that the deferred tax asset as of June 30, 2011, will likely not be recognized.  Consequently, the Company has established a valuation allowance against the entire deferred tax asset.

As of June 30, 2011, the Company had a net operating loss carry forward of approximately $200,000 with an initial carry forward period of 20 years.

TECHNOLOGIES SCAN CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2011
(Unaudited)

NOTE 5 - INCOME TAXES (CONTINUED)

A reconciliation of income taxes computed at the statutory income tax rate to the provision (benefit) for income taxes for the periods ended June 30, 2011 and March 31, 2011, is as follows:

	JUNE 30, 2011	MARCH 31, 2011
Statutory tax at 34%	$(96,658)	$(89,570)
Permanent differences – primarily stock-based compensation	28,732	28,991
Valuation allowance	67,925	60,579
Provision (benefit) for income taxes	$-	$-

NOTE 6 - COMMITMENTS AND CONTINGENCIES

On July 5, 2010, the Company entered into a lease agreement that expires on October 31, 2013 for office space in Mirabel, Quebec.  The lease calls for monthly payments of approximately $1,887.  Rent expense for the three months ended June 30, 2011 was approximately $5,127.

The scheduled lease payments for the office space are as follows:

June 30, 2012	$23,731
June 30, 2013	23,731
June 30, 2014	7,910
Total	$55,372

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders
Technologies Scan Corp.
(A Development Stage Company)
Mirabel, Quebec
Canada

We have audited the accompanying balance sheets of Technologies Scan Corp. (A Development Stage Company) (the “Company”) as of March 31, 2011 and 2010, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and for the period from March 31, 2009 (inception) through March 31, 2011.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technologies Scan Corp. as of March 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended and for the period from March 31, 2009 (inception) through March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Technologies Scan Corp. will continue as a going concern. As discussed in Note 2 to the financial statements, Technologies Scan Corp. has not commenced operations and has no revenues since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
August 10, 2011

TECHNOLOGIES SCAN CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
MARCH 31, 2011 AND 2010

	March 31,	March 31,
	2011	2010
ASSETS
CURRENT ASSETS
Cash	$1,064	$-
Other receivable	1,233	-
Other current assets	1,442	-
Total current assets	3,739	-

TOTAL ASSETS	$3,739	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$9,191	$-
Advances payable - shareholders	69,538	-
Total current liabilities	78,729	-

TOTAL LIABILITIES	78,729	-

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par value, 200,000,000 shares authorized,
114,150,000 and 0 shares issued and outstanding as of March 31, 2011
and March 31, 2010, respectively.	114,150	-
Additional paid in capital	74,300	-
Deficit accumulated during the development stage	(263,440)	-
Total stockholders' equity (deficit)	(74,990)	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$3,739	$-

The accompanying notes are an integral part of these financial statements.

TECHNOLOGIES SCAN CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2011 AND 2010
AND FOR THE CUMULATED PERIOD MARCH 31, 2009 (INCEPTION) THROUGH MARCH 31, 2011

			MARCH 31, 2009
	FOR THE	FOR THE	(INCEPTION)
	YEAR ENDED	YEAR ENDED	THROUGH
	MARCH 31, 2011	MARCH 31, 2010	MARCH 31, 2011

REVENUE	$-	$-	$-

OPERATING EXPENSES
Professional fees	74,516	-	74,516
General and administrative	29,165	-	29,165
Advertising expense	1,800	-	1,800
Research and development	157,300	-	157,300
Total operating expenses	262,781	-	262,781

LOSS FROM OPERATIONS	(262,781)		(262,781)

OTHER INCOME (EXPENSE)
Foreign currency exchange loss	(659)	-	(659)
Total other expense	(659)	-	(659)

NET LOSS	$(263,440)	$-	$(263,440)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$-

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	99,961,918	-

The accompanying notes are an integral part of these financial statements.

TECHOLOGIES SCAN CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD MARCH 31, 2009 (INCEPTION) THROUGH MARCH 31, 2011

			Additional	Accumulated	Total
	Common Stock		Paid-In	Deficit Since	Stockholders’
	Shares	Par Value	Capital	Inception	Deficit

Balance - March 31, 2009 (Inception)	-	$-	$-	$-	$-

Net Loss for the Period	-	-	-	-	-

Balance - March 31, 2010	-	-	-	-	-

Common Shares Issued for Services	79,500,000	79,500	5,000	-	84,500

Common Shares Issued for Cash	34,650,000	34,650	69,300	-	103,950

Net Loss for the Period	-	-	-	(263,440)	(263,440)

Balance -March 31, 2011	114,150,000	$114,150	$74,300	$(263,440)	$(74,990)

The accompanying notes are an integral part of these financial statements.

TECHOLOGIES SCAN CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD MARCH 31, 2009 (INCEPTION) THROUGH MARCH 31, 2011

			MARCH 31, 2009
	FOR THE YEAR	FOR THE YEAR	(INCEPTION)
	ENDED	ENDED	THROUGH
	MARCH 31, 2011	MARCH 31, 2010	MARCH 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(263,440)	$-	$(263,440)

Adjustments to reconcile net loss
to net cash used in operating activities:
Common stock issued for services	84,500	-	84,500

Change in assets and liabilities
(Increase) in other receivables	(2,675)	-	(2,675)
Increase in accounts payable and accrued expenses	9,191	-	9,191
Net cash used in operating activities	(172,424)	-	(172,424)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from advances from shareholders	69,538	-	69,538
Proceeds from the issuance of common stock	103,950	-	103,950
Net cash provided by financing activities	173,488	-	173,488

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,064	-	1,064

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$1,064	$-	$1,064

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

TECHNOLOGIES SCAN CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 1 -  ORGANIZATION AND BASIS OF PRESENTATION

On March 31, 2009, Technologies Scan Corp (a corporation in the development stage) (the “Company”) was incorporated in the State of Nevada as “Pharmascan Corp.” On September 21, 2010, the Company filed a Certificate of Amendment to its Articles of Incorporation and changed its name to Technologies Scan Corp.

The Company was formed to sell their touch screen product called the Infoscan to pharmacies.  The Infoscan is a source of professional knowledge for natural products on a user friendly touch screen including a barcode reader tailored to products offered in a pharmacy.  The Infoscan guides customers in purchasing over the counter natural products and private label products.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined by ASC 915.  The Company has devoted substantially all of its efforts to the corporate formation, the raising of capital and attempting to generate customers for the sale of the Company’s products.

Going Concern

The accompanying financial statements as of March 31, 2011 have been prepared assuming the Company will continue as a going concern. The Company has experienced recurring losses and negative cash flows from operations, has no revenue and has an accumulated deficit of $263,440 at March 31, 2011.  These factors raise substantial doubt about the Company's ability to continue as a going concern. Management intends to raise additional debt and/or equity financing to fund future operations.  There is no assurance that its plan can be implemented; or that the results will be of a sufficient level necessary to meet the Company’s ongoing cash needs.  No assurances can be given that the Company can obtain sufficient working capital through borrowings or that the continued implementation of its business plan will generate sufficient revenues in the future to sustain ongoing operations.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

TECHNOLOGIES SCAN CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

Research and Development

The Company accounts for research and development costs in accordance with Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred.  Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred $157,300 of research and development costs associated with its informatic concept and prototype for the year ended March 31, 2011 and for the cumulative period March 31, 2009 (Inception) through March 31, 2011.

Foreign Currency Transactions

Transactions denominated in currencies other than the functional currency of the legal entity are re-measured to the functional currency of the legal entity at the period-end exchange rates.  Any associated transactional currency re-measurement gains and losses are recognized in current operations. The reporting functional currency of the Company was U.S. dollars.

TECHNOLOGIES SCAN CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statement or tax returns.  Deferred tax liabilities and assets are determined based on the difference between the financial statements and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Revenue Recognition

The criteria for revenue recognition are as follows:

1)	Persuasive evidence of an arrangement exists;
2)	Delivery has occurred or services have been rendered;
3)	The seller’s price to the buyer is fixed or determinable, and
4)	Collectability is reasonably assured.

Determination of criteria (3) and (4) will be based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments will be provided for in the same period the related sales are recorded.

Basic and Diluted Loss Per Common Share

Basic net loss per common share is computed using the weighted average number of common shares outstanding.  Diluted loss per share reflects the potential dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.  There were no dilutive potential common shares as of March 31, 2011 and 2010. Because the Company has incurred net losses and there are no potential dilutive shares, basic and diluted loss per common share are the same.

TECHNOLOGIES SCAN CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events

The Company has evaluated all transactions from March 31, 2011 through the financial statement issuance date for subsequent event disclosure consideration.

Recently Issued Accounting Standards

There were various updates recently issued, and are not expected to a have a material impact on the Company's consolidated financial position, results of operations or cash flows.

NOTE 3 -  STOCKHOLDERS' EQUITY (DEFICIT)

The Company was established with one class of stock, common stock – 200,000,000 shares authorized at a par value of $0.001.

On April 1, 2010 the Company issued 77,000,000 shares of common stock to the Company’s founders at a value of $77,000 ($0.001 per share) for services rendered by the Company’s two founders and a consultant, which included the following:  preparing the articles of incorporation, database and software development, and identifying strategic business partners.

In December 2010, M2 Law Professional Corporation was issued 2,500,000 shares of the Company's common stock for services rendered in connection with the preparation of this registration statement during 2011.  Those 2,500,000 shares were valued at $0.003 per share based on the latest sale of shares to unrelated third parties.  No quoted market price was available to value the shares on the date they were granted.

During the period ended December 31, 2010 the Company raised $103,950 through the sale of 34,650,000 shares of common stock ($0.003 per share).

The Company has not issued any options or warrants to date.

TECHNOLOGIES SCAN CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 4 - ADVANCES PAYABLE - SHAREHOLDERS

As of March 31, 2011, the Company had advances payable of $21,000 due to two shareholders of the Company.  These advances are non-interest bearing, are unsecured and are payable on demand.

As of March 31, 2011, the Company had related party advances payable $48,538 due to a director and related party shareholder of the Company.  The director of the Company was owed $6,538 as of March 31, 2011.  The related party shareholder owns over 5% of the issued and outstanding shares of the Company and was owed $42,000 as of March 31, 2011.  These related party advances are non-interest bearing, are unsecured and are payable on demand.

NOTE 5 - INCOME TAXES

As of March 31, 2011 and March 31, 2010, the Company had no significant current or deferred taxes.

The net deferred tax asset consists of the following at March 31, 2011 and March 31, 2010:

	MARCH 31, 2011	MARCH 31, 2010
Net taxable losses	$60,579	$-
Deferred income tax liabilities	-	-
Subtotal	60,579	-
Valuation allowance	(60,579)	-
Net	$-	$-

Based upon the net operating losses incurred since inception, management has determined that the deferred tax asset as of March 31, 2011, will likely not be recognized.  Consequently, the Company has established a valuation allowance against the entire deferred tax asset.

TECHNOLOGIES SCAN CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2011
NOTE 5 - INCOME TAXES (CONTINUED)

As of March 31, 2011, the Company had a net operating loss carry forward of approximately $263,440 with an initial carry forward period of 20 years.
A reconciliation of income taxes computed at the statutory income tax rate to the provision (benefit) for income taxes for the periods ended March 31, 2011 and 2010, is as follows:

	MARCH 31, 2011	MARCH 31, 2010
Statutory tax at 34%	$(89,570)	$-
Permanent differences – primarily stock-based compensation	28,991	-
Valuation allowance	60,579	-
Provision (benefit) for income taxes	$-	$-

NOTE 6 - COMMITMENTS AND CONTINGENCIES

On July 5, 2010, the Company entered into a lease agreement that expires on October 31, 2013 for office space in Mirabel, Quebec.  The lease calls for monthly payments of approximately $1,887. Rent expense for the year ended March 31, 2011 was approximately $15,000.

The scheduled lease payments for the office space are as follows:

March 31, 2012	$22,644
March 31, 2013	22,644
March 31, 2014	13,209
Total	$58,497

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On October 21, 2010, our Board of Directors appointed GBH CPAs, PC to audit our financial statements for the period from March 31, 2009 (inception) to March 31, 2010. There have been no disagreements with our accountant since our formation.

Legal Matters

The validity of the issuance of the shares of common stock offered by us has been passed upon by M2 Law Professional Corporation located in Newport Beach, California. M2 Law Professional Corporation was issued 2,500,000 shares of our common stock for services rendered in connection with the preparation of this registration statement. Those 2,500,000 shares are being offered in this offering.

Experts

Our financial statements for the years ended March 31, 2011 and 2010, appearing in this prospectus, which is part of a Registration Statement, have been audited by GBH CPAs, PC and are included in reliance upon such report given upon the authority of GBH CPAs, PC as experts in accounting and auditing.

Additional Information

We have filed this registration statement on Form S-1/A with the Securities and Exchange Commission pursuant to the Securities Act of 1933.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Twelve of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article V of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada Revised Statutes, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

Registration Fees	Approximately	$227.27
Transfer Agent Fees	Approximately	$1,000
Costs of Printing and Engraving	Approximately	$1,000
Legal Fees	Approximately	$10,000
Accounting Fees	Approximately	$5,000

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On April 1, 2010, we issued 77,000,000 shares of common stock to our founders, all non-U.S. persons, at a value of $77,000, or $0.001 per share, for services rendered. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act.  We believe that this exemption is available because the issuance was made to eligible non-U.S. persons and the sales were made in an offshore transaction. There were no commissions paid on the sale of these shares. No directed selling efforts were made in the United States by us or any person acting on our behalf. The purchasers of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person. The purchasers of the securities have agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.

During the nine months ended December 31, 2010, we sold 34,650,000 shares of common stock in exchange for $103,950, or $0.003 per share. The shares were issued in a transaction as a sale to a non-U.S. person, which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act. We believe that this exemption is available because the issuance was made to eligible non-U.S. persons and the sales were made in an offshore transaction. There were no commissions paid on the sale of these shares. No directed selling efforts were made in the United States by us or any person acting on our behalf. The purchasers of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person. The purchasers of the securities have agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.

On December 20, 2010, we issued 2,500,000 shares of common stock in exchange for services to be provided at a value of $7,500 or $0.003 per share. The shares were issued in a transaction not involving any public offering, which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe the exemption is available for the issuance of shares to that investor because the investor was financially sophisticated and has such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the prospective investment.  The investor was provided information related to our business plan and access to our financial books and records.

The Company has not issued any options or warrants to date.

Exhibits

Copies of the following documents are filed with this registration statement, Form S-1/A, as exhibits:

Exhibit No.	Description of Exhibit
3.1	Articles of Incorporation*
3.2	Certificate of Amendment to Articles of Incorporation*
3.3	Bylaws*
5.0	Executed Opinion Re: Legality
11	Statement Re: Computation of Per Share Earnings**
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel***

* ** ***	Included in our Registration Statement on Form S-1 filed on April 18, 2011. Included in financial Statements. Included in Exhibit 5.0.

Undertakings

A. We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
(1)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

Technologies Scan Corp.,
a Nevada corporation

/s/ Ghislaine St-Hilaire	October 21, 2011
Ghislaine St-Hilaire
President, Director (Principal Executive Officer)

/s/ Gilbert Pomerleau	October 21, 2011
Gilbert Pomerleau
Chief Financial Officer, Secretary, Treasurer, Director (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Ghislaine St-Hilaire	October 21, 2011
Ghislaine St-Hilaire
President, Director (Principal Executive Officer)

/s/ Gilbert Pomerleau	October 21, 2011
Gilbert Pomerleau
Chief Financial Officer, Secretary, Treasurer, Director (Principal Financial and Accounting Officer)